Exhibit 99.1
The Lubrizol Corporation
29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298
News Release

FOR RELEASE:	Immediately

FROM:	Financial/Investor Contact	Media Contact

	Mark Sutherland	David L. Cowen
	440/347-1206	440/347-5333
Web Site: http://www.lubrizol.com
Lubrizol Announces Record Quarterly Earnings of $1.02 per Share
for the First Quarter of 2007
•	47% increase in adjusted EPS from continuing operations, excluding restructuring and impairment credits or charges

•	Share repurchase program expanded to $300 million, following the April 23 announcement of a 15 percent dividend increase

•	Earnings guidance for 2007 raised, anticipating 20% to 26% growth versus 2006 EPS from continuing operations, excluding restructuring and impairment credits or charges
CLEVELAND, Ohio, April 27, 2007 — The Lubrizol Corporation (NYSE: LZ) announced that consolidated earnings from continuing operations for the first quarter ended March 31, 2007, were $71.6 million, or $1.02 per diluted share, including a restructuring credit of $.02 per diluted share. Comparable earnings from continuing operations for the first quarter of 2006 were $45.9 million, or $.66 per diluted share, which included restructuring and impairment charges of $.02 per diluted share.
Q1 Consolidated Results Detail
Excluding the restructuring credit and the restructuring and impairment charges from the respective periods, adjusted earnings from continuing operations were $69.9 million, or $1.00 per diluted share, for the first quarter of 2007 compared to $47.1 million, or $.68 per diluted share, for the first quarter of 2006.
Adjusted earnings from continuing operations for the first quarter of 2007 increased compared to the prior-year first quarter largely as a result of improvement in the combination of price and product mix, reduced net interest expense, increased other income associated with the sale of
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land and favorable currency. These favorable items were somewhat offset by higher raw material costs, higher manufacturing costs and higher selling, testing, administrative and research (STAR) expenses. The increase in STAR expenses in the quarter impacted both segments and primarily was attributable to higher performance-based incentive compensation.
Consolidated revenues for the quarter increased 9 percent to $1.08 billion compared to $984 million in the first quarter of 2006. Improvements in the combination of price and product mix increased revenues 7 percent and currency had a 2 percent favorable impact, while volume was level compared to the first quarter of 2006. Following the weak volume in the fourth quarter of 2006, volume in the first quarter of 2007 returned to normal order patterns and was slightly higher than expected.
Cash flow from operations for the quarter was very strong at $98 million compared to $26 million in the year-earlier period. Total debt reduction in the first quarter of 2007 was approximately $30 million, comprised primarily of repayments under the company’s euro credit facility.
Quarterly Segment Results
In the first quarter of 2007, Lubrizol Additives segment revenues of $696 million were 11 percent higher than the first quarter of 2006. Compared to the year-earlier quarter, revenues increased as a result of a 9 percent improvement in the combination of price and product mix and 3 percent favorable currency, slightly offset by a volume decrease of 1 percent compared to the first quarter of 2006, which benefited from significantly increased demand following the U.S. Gulf Coast hurricanes of 2005. Average raw material cost in the quarter increased 9 percent compared to the first quarter of 2006. Lubrizol Additives segment operating income of $101 million in the quarter reflected progress in recovering higher raw material costs and other income associated with the sale of land near our Texas facilities. The land sale contributed $.05 per diluted share in the first quarter of 2007.
The Lubrizol Advanced Materials segment reported revenues of $381 million in the first quarter of 2007, an increase of 7 percent over the prior-year first quarter results of $357 million. Compared to the year-earlier period, the higher revenues reflected a 3 percent improvement in the combination of price and product mix, a 2 percent increase in volume and 2 percent favorable currency. The Lubrizol Advanced Materials segment experienced volume increases of 57 percent in Latin America, 24 percent in Asia-Pacific and 7 percent in Europe, which offset a 4 percent volume decline in North America largely attributable to weakness in textile coatings and changes in surfactants order pattern for personal care applications. Lubrizol Advanced Materials segment operating income was $45.4 million for the first quarter of 2007, an increase of 2 percent when compared to the year-earlier period. The strong income growth contributed by the Noveon Consumer Specialties and Engineered Polymers product lines in the quarter was significantly offset by the decline in Performance Coatings income. Higher STAR expenses, including spending for growth initiatives, also negatively impacted segment operating income.
Expanded Share Repurchase Program and Dividend Increase
At its February 7 earnings teleconference, the company announced plans to repurchase shares sufficient to offset future dilution from the company’s stock-based incentive compensation plans under the company’s existing share repurchase program. The company assumed that approximately one million shares would be repurchased under this program in 2007.
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On April 23, the company’s Board of Directors authorized a new share repurchase program that, combined with its existing repurchase program, permits the company to repurchase up to $300 million of its common shares, effective immediately. Lubrizol expects to implement the program through purchases made either in the open market or through private transactions from time to time. Although the repurchase program does not include a specific timetable or price targets and may be suspended or terminated at any time, the company expects that the program will be accomplished over the next three years.
Also, as announced on April 23, the Board declared a regular dividend of 30 cents per share payable June 8, 2007, to shareholders of record at the close of business on May 10, 2007. The new dividend represents an increase of 15 percent and is the company’s first dividend increase since September of 1997. The new dividend reflects that the company has established a track record of earnings growth since mid-2004, and expresses the company’s current confidence in its strong performance and cash flow.
Earnings Outlook
The company updated its guidance for earnings from continuing operations issued on February 7. The company’s new guidance for 2007, including a restructuring credit of $.02 related to the sale of a closed manufacturing facility, is in the range of $3.72 to $3.92 per diluted share. In 2006, earnings from continuing operations were $2.62 per diluted share, including restructuring and impairment charges of $0.47 per diluted share. Excluding the restructuring credit and the restructuring and impairment charges from the respective years, the company projects 2007 adjusted earnings in the range of $3.70 to $3.90 per diluted share, or approximately 20 to 26 percent higher compared to 2006 adjusted earnings from continuing operations of $3.09 per diluted share.
Key assumptions for this guidance include:
•	Revenue growth of approximately 7 to 8 percent compared to 2006;

•	Raw material supplies to remain tight for the balance of 2007;

•	STAR expenses of approximately 14.5 percent of revenues;

•	Net interest expense of approximately $70 million for the year;

•	An effective tax rate of 34 percent for the year;

•	Depreciation and amortization of $134 million and $24 million, respectively;

•	The euro to average $1.30 for the year; and

•	Capital expenditures of approximately $175 million to $180 million.
Commentary
Commenting on the results, James L. Hambrick, Chairman, President and Chief Executive Officer, said, “I am extremely pleased with our continued excellent results. This sustained level of performance reflects the following three factors:
•	Strong business fundamentals: the demand for our products is healthy, we have good business plans in place, and we are executing those plans effectively;
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•	Improvements in product mix: we have benefited from introducing new products into our markets that deliver greater value to our customers; and

•	Improvements in pricing: we have continued to make progress on recapturing margin lost during the unprecedented run-up in raw material costs we experienced over the last several years.
“Our prospects for the remainder of the year look very promising, but good performance in the near and medium term is only part of our challenge. We must sustain our returns, especially in engine additives, so that we can reinvest in the technology and capital equipment that will support our customers’ growth. Furthermore, in many product areas we have entered a new performance era where market needs are placing higher demands on the performance of our industry’s products. The companies whose products satisfy these new demands will be rewarded, and we aim to be one of them. We hold leading positions in almost all of our business lines and are well situated to compete in this new era. There has never been a better time to be a technical innovator in the specialty chemicals business.”
Regarding the increased authorization level for stock repurchases, Hambrick added, “Delivering returns to our shareholders remains our top priority. We believe that our decision announced today, combined with the previously announced increase in our dividend, is a clear demonstration of our focus on maximizing shareholder returns. These actions reward shareholders while preserving our ability to fund organic growth initiatives and complementary acquisitions.”
Conference Call on the Web
An audio webcast of the first quarter earnings conference call with investors will be available today live at 11:00 a.m. Eastern time on the investor earnings release page of www.lubrizol.com and will be archived for 30 days. Following the call, a transcript will be posted on the investor earnings release page of the Web site.
About The Lubrizol Corporation
The Lubrizol Corporation (NYSE: LZ) is an innovative specialty chemical company that produces and supplies technologies that improve the quality and performance of our customers’ products in the global transportation, industrial and consumer markets. These technologies include lubricant additives for engine oils, other transportation-related fluids and industrial lubricants, as well as fuel additives for gasoline and diesel fuel. In addition, Lubrizol makes ingredients and additives for personal care products and pharmaceuticals; specialty materials, including plastics technology and performance coatings in the form of specialty resins and additives. Lubrizol’s industry-leading technologies in additives, ingredients and compounds enhance the quality, performance and value of customers’ products, while reducing their environmental impact.
With headquarters in Wickliffe, Ohio, The Lubrizol Corporation owns and operates manufacturing facilities in 20 countries, as well as sales and technical offices around the world. Founded in 1928, Lubrizol has approximately 6,800 employees worldwide. Revenues for 2006 were $4.0 billion. For more information, visit www.lubrizol.com.
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This press release contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to the company’s operations and business environment that are difficult to predict and may be beyond the control of the company. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements. Uncertainties and risk factors that could affect the future performance of the company and cause results to differ from the forward-looking statements in this press release include, but are not limited to, the increased leverage resulting from the financing of the Noveon International, Inc. acquisition; the company’s ability to raise prices in an environment of increasing raw material costs; conditions affecting the company’s customers, suppliers and the industries that it serves; competitors’ responses to the company’s products; changes in accounting, tax or regulatory practices or requirements; and other factors that are set forth in the company’s most recently filed reports with the Securities and Exchange Commission. The forward-looking statements contained herein represent the company’s judgment as of the date of this release and it cautions readers not to place undue reliance on such statements. The company assumes no obligations to update the statements contained in this release.
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THE LUBRIZOL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In Millions of Dollars Except Per Share Data)

	Three Months
	Ended March 31,
	2007	2006
Net sales	$1,075.8	$983.5
Royalties and other revenues	0.9	0.6

Total revenues	1,076.7	984.1
Cost of sales	797.7	738.4
Selling and administrative expenses	102.3	93.3
Research, testing and development expenses	51.7	49.6
Amortization of intangible assets	6.0	5.8
Restructuring and impairment (credits) charges	(2.4)	1.8

Total costs and expenses	955.3	888.9
Other income (expense) — net	5.6	(1.5)
Interest expense — net	17.1	23.1

Income from continuing operations before income taxes	109.9	70.6
Provision for income taxes	38.3	24.7

Income from continuing operations	71.6	45.9
Discontinued operations — net of tax	—	(60.7)

Net income (loss)	$71.6	$(14.8)

Basic earnings (loss) per share:
Continuing operations	$1.03	$0.67
Discontinued operations	—	(0.89)

Net income (loss) per share, basic	$1.03	$(0.22)

Diluted earnings (loss) per share:
Continuing operations	$1.02	$0.66
Discontinued operations	—	(0.88)

Net income (loss) per share, diluted	$1.02	$(0.22)

THE LUBRIZOL CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Millions of Dollars)

	March 31,	December 31,
	2007	2006
Assets
Cash and short-term investments	$582.8	$575.7
Receivables	625.5	573.6
Inventories	573.0	589.0
Other current assets	86.7	98.0

Total current assets	1,868.0	1,836.3
Property and equipment — net	1,083.8	1,081.3
Goodwill and intangible assets — net	1,418.3	1,398.9
Investments and other assets	74.2	69.7

Total	$4,444.3	$4,386.2

Liabilities and Shareholders’ Equity
Short-term debt and current portion of long-term debt	$6.1	$3.7
Accounts payable	360.2	340.5
Accrued expenses and other current liabilities	227.5	287.8

Total current liabilities	593.8	632.0
Long-term debt	1,507.1	1,538.0
Other noncurrent liabilities	507.9	456.1

Total liabilities	2,608.8	2,626.1

Minority interest in consolidated companies	53.2	52.7

Shareholders’ equity	1,782.3	1,707.4

Total	$4,444.3	$4,386.2

THE LUBRIZOL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions of Dollars)

	Three Months
	Ended March 31,
	2007	2006
Cash provided by (used for):

Operating activities:
Net income (loss)	$71.6	$(14.8)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	39.2	42.9
Deferred income taxes	10.7	8.1
Deferred compensation	8.0	3.8
Restructuring and impairment charges	—	61.0
Net change in working capital	(11.9)	(82.4)
Other items — net	(19.6)	7.1

Total operating activities	98.0	25.7

Investing activities:
Capital expenditures	(31.9)	(30.3)
Acquisitions	(15.7)	—
Net proceeds from divestitures and sales of property and equipment	11.4	8.5
Other items — net	(0.1)	—

Total investing activities	(36.3)	(21.8)

Financing activities:
Changes in short-term debt, net	2.4	0.3
Repayments of long-term debt	(32.5)	(23.7)
Dividends paid	(18.0)	(17.7)
Common shares purchased	(19.3)	—
Proceeds from the exercise of stock options	11.7	7.3

Total financing activities	(55.7)	(33.8)

Effect of exchange rate changes on cash	1.1	0.8

Net increase (decrease) in cash and short-term investments	7.1	(29.1)

Cash and short-term investments at the beginning of period	575.7	262.4

Cash and short-term investments at the end of period	$582.8	$233.3

THE LUBRIZOL CORPORATION
SEGMENT INFORMATION
(In Millions of Dollars)

	Three Months
	Ended March 31,
	2007	2006
Revenues from external customers:

Lubrizol Additives	$696.0	$627.5
Lubrizol Advanced Materials	380.7	356.6

Total revenues	$1,076.7	$984.1

Segment operating income:
Lubrizol Additives	$101.4	$74.4
Lubrizol Advanced Materials	45.4	44.6

Total segment operating income	146.8	119.0

Corporate expenses	(21.7)	(21.3)
Corporate other expense — net	(0.5)	(2.2)
Restructuring and impairment credits (charges)	2.4	(1.8)
Interest expense — net	(17.1)	(23.1)

Income from continuing operations before income taxes	$109.9	$70.6

Supplemental Financial Information — First Quarter 2007
The Lubrizol Corporation
For the Quarters Ending March 31, 2007 and 2006
Reconciliation of Earnings from Continuing Operations to Earnings As Adjusted for the First Quarters Ended March 31, 2007 and 2006
(In Millions of Dollars, Except Per Share Data)

Earnings as adjusted (Non-GAAP) is a measure of income that differs from earnings from continuing operations measured in accordance with generally accepted accounting principles (“GAAP”). Earnings as adjusted (Non-GAAP) is income from continuing operations per our consolidated results, adjusted for exclusion of restructuring and impairment (credits) charges. Management believes that both earnings from continuing operations and earnings as adjusted for exclusion of these special credits and charges assist the investor in understanding the results of operations of The Lubrizol Corporation. In addition, Management and the Board evaluate results using the earnings from continuing operations and earnings as adjusted.

	1st Quarter 2007			1st Quarter 2006
	Income	Income		Income	Income
	Before	After	Diluted	Before	After	Diluted
	Tax	Tax	EPS	Tax	Tax	EPS
Earnings from continuing operations	$109.9	$71.6	$1.02	$70.6	$45.9	$0.66

Adjustments:
Restructuring and impairment (credits) charges	(2.4)	(1.7)	(0.02)	1.8	1.2	0.02

Earnings as adjusted (Non-GAAP)	$107.5	$69.9	$1.00	$72.4	$47.1	$0.68